Prospect Capital Announces Results for Quarter Ended December 31, 2008

NEW YORK, NY -- (Marketwire - February 10, 2009) - Prospect Capital Corporation (NASDAQ: PSEC) ("Company" or "Prospect") today announced financial results for its second fiscal quarter and the six months ended December 31, 2008.

For the six months ended December 31, 2008, our net investment income was $35.5 million, or $1.20 per share, an increase of $16.9 million, or $0.34 per share, from the results for the six months ended December 31, 2007. For the quarter ended December 31, 2008, our net investment income was $12.0 million, or $0.40 per share, an increase of $1.3 million from the same quarter in the prior year. Our second quarter results included the accrual of an excise tax of $533 thousand due to underdistributing our dividends relative to net investment income for calendar year 2008. Excluding this non-recurring item, our net investment income would have been $0.42 per share.

Our net asset value per share on December 31, 2008 equaled $14.43 per share, a decrease of $0.12 per share compared to $14.55 at June 30, 2008.

We estimate that our net investment income for the current third fiscal quarter ended March 31, 2009 will be $0.40 to $0.45 per share. We expect to announce our third fiscal quarter dividend next month. Our business objective continues to be to generate long-term dividend growth, as we have delivered to date with 17 consecutive quarterly dividend increases.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Net assets as of December 31, 2008: $427.80 million
  Net asset value per share as of December 31, 2008: $14.43

Second Fiscal Quarter Operating Results:
  Net investment income: $11.96 million
  Net investment income per share: $0.40
  Net investment income per share excluding non-recurring items*: $0.42
  Net increase in net assets resulting from operations: $6.52 million
  Dividends to shareholders per share: $0.40375

Second Fiscal Quarter Portfolio Summary:
Total portfolio investments at cost: $571.5 million
  Number of portfolio companies at end of period: 31

*See Supplemental Financial Information

PORTFOLIO AND INVESTMENT ACTIVITY

On December 31, 2008, the fair value of our portfolio of 31 long-term investments was approximately $555.7 million.

As of December 31, 2008, our portfolio generated a current yield of approximately 16.0% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends from certain portfolio companies. During the quarter ended December 31, 2008, due to the market dislocation and the slowdown of market transaction activity, we did not complete any new investments, but continued to evaluate a number of new investments in the primary and secondary market.

On January 20, Diamondback Operating, LP ("Diamondback") repaid Prospect's $9.2 million loan in full from the sale of 65% of Diamondbank's Rock Springs oil and gas property interests. Prospect has realized an approximate 17% cash on cash internal rate of return ("IRR") on the Diamondback investment. Prospect continues to hold the right to receive 15% of any future Diamondback equity distributions.

During the past year, we have been in discussions with multiple purchasers for Gas Solutions but have not entered into a binding agreement. While we wish to liquify the value we see in Gas Solutions, we do not wish to enter into any agreement at any time that does not recognize the long term value we see in Gas Solutions. As a hedged midstream asset generating significant cash flows to us, Gas Solutions is a valuable asset that we wish to sell at a value-maximizing price, or not at all. We continue discussions with interested parties, but have a patient approach toward the process. The multi-year puts purchased by Gas Solutions earlier in 2008 are substantially in the money, providing downside protection against commodity price declines. Gas Solutions has generated approximately $21.2 million of EBITDA during the ten month period ended October 31, 2008. On an annualized basis this represents an increase of 73.7% over the 2007 results.

LIQUIDITY AND FINANCIAL RESULTS

At December 31, 2008, borrowings under our credit facility stood at approximately $138.7 million.

We are currently seeking to increase our revolving credit facility from its present size of $200 million. Over the past few months we have worked with rating agencies to structure an expanded facility. We have not yet embarked upon a formal syndication process for this facility due to the current credit environment, but we expect to initiate such activities in the future. The closing of the facility is subject to lender syndication and other conditions customary for a transaction of this type.

In the second quarter we announced the authorization by our board of directors to repurchase up to $20 million of our outstanding stock. To date, we have not made any such repurchases, but we have now made the required notification to shareholders of our flexibility to make such repurchases.

CONFERENCE CALL

The Company will host a conference call on Tuesday, February 10, 2009, at 11:00 a.m. Eastern Time. The conference call dial-in number will be 800-860-2442. A recording of the conference call will be available for approximately 30 days. To hear a replay, call 877-344-7529 and use passcode 427191.

           PROSPECT CAPITAL CORPORATION AND SUBSIDIARY
         CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
               December 31, 2008 and June 30, 2008
        (in thousands, except share and per share data)

                                                 December 31,   June 30,
                                                     2008         2008
                                                 (Unaudited)    (Audited)
                                                 ------------ ------------
Assets
Investments at fair value (cost of $571,537 and
 $496,805, respectively)
  Control investments (cost of $216,242 and
   $203,661, respectively)                       $    216,448 $    205,827
  Affiliate investments (cost of $33,496 and
   $5,609, respectively)                               31,721        6,043
  Non-control/Non-affiliate investments (cost of
   $321,799 and $287,535, respectively)               307,492      285,660
                                                 ------------ ------------
    Total investments at fair value                   555,661      497,530
                                                 ------------ ------------

Investments in money market funds                      22,606       33,000
Cash                                                    2,438          555
Receivables for:
  Interest                                              4,430        4,094
  Dividends                                                19        4,248
  Loan principal                                           --           71
  Managerial assistance                                   405          380
  Prepaid prospective deal expenses                        86           --
  Other                                                   204          187
Prepaid expenses                                          778          273
Deferred financing costs                                1,350        1,440
                                                 ------------ ------------
    Total Assets                                      587,977      541,778
                                                 ------------ ------------

Liabilities
Credit facility payable                               138,667       91,167
Dividends payable                                      11,966       11,845
Due to Prospect Administration                            683          695
Due to Prospect Capital Management                      5,629        5,946
Accrued expenses                                        2,101        1,104
Other liabilities                                       1,128        1,398
                                                 ------------ ------------
    Total Liabilities                                 160,174      112,155
                                                 ------------ ------------

Net Assets                                       $    427,803 $    429,623
                                                 ============ ============

Components of Net Assets
Common stock, par value $0.001 per share
 (100,000,000 and 100,000,000 common shares
 authorized, respectively; 29,637,928 and
 29,520,379 issued and outstanding,
 respectively)                                   $         30 $         30
Paid-in capital in excess of par                      442,838      441,332
Undistributed net investment income                    13,122        1,508
Accumulated realized losses on investments            (12,311)     (13,972)
Unrealized (depreciation) appreciation on
 investments                                          (15,876)         725
                                                 ------------ ------------
Net Assets                                       $    427,803 $    429,623
                                                 ============ ============

Net Asset Value Per Share                        $      14.43 $      14.55
                                                 ============ ============

              PROSPECT CAPITAL CORPORATION AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS
     For The Three and Six Months Ended December 31, 2008 and 2007
          (in thousands, except share and per share data)
                             (Unaudited)

                                For The Three Months   For The Six Months
                                        Ended                 Ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Investment Income
Interest Income
  Control investments (Net of
   foreign withholding tax of
   $62, $69, $109, and $158,
   respectively)                $   5,075  $   5,285  $  11,797  $  10,348
  Affiliate investments (Net
   of foreign withholding tax
   of $0, $35, $0, and $70,
   respectively)                    1,075        655      1,635      1,322
  Non-control/Non-affiliate
   investments                     11,091      8,876     21,365     15,978
                                ---------  ---------  ---------  ---------
    Total interest income          17,241     14,816     34,797     27,648
                                ---------  ---------  ---------  ---------

Dividend income
  Control investments               4,584      2,200      9,168      3,650
  Money market funds                   81        266        220        434
                                ---------  ---------  ---------  ---------
    Total dividend income           4,665      2,466      9,388      4,084
                                ---------  ---------  ---------  ---------

Other income:
  Control/Affiliate
   investments                         87         --        831         10
  Non-control/Non-affiliate
   investments                        220      1,281     12,996      2,212
                                ---------  ---------  ---------  ---------
    Total other income                307      1,281     13,827      2,222
                                ---------  ---------  ---------  ---------
  Total Investment Income          22,213     18,563     58,012     33,954
                                ---------  ---------  ---------  ---------

Operating Expenses
Investment advisory fees:
  Base management fee               2,940      2,112      5,763      3,978
  Income incentive fee              2,990      2,665      8,865      4,631
                                ---------  ---------  ---------  ---------
    Total investment advisory
     fees                           5,930      4,777     14,628      8,609

Interest and credit facility
 expenses                           1,965      1,618      3,483      2,856
Sub-administration fees
 (including former Chief
 Financial Officer and Chief
 Compliance Officer)                  217        206        467        392
Legal fees                            184        569        483      1,775
Valuation services                    110        120        422        233
Audit, compliance and tax
 related fees                         306         43        629        293
Allocation of overhead from
 Prospect Administration              588        260      1,176        520
Insurance expense                      63         64        124        128
Directors’ fees                        62         55        143        110
Other general and
 administrative expenses              295        191        462        503
Tax expense                           533         --        533         10
                                ---------  ---------  ---------  ---------
  Total Operating Expenses         10,253      7,903     22,550     15,429
                                ---------  ---------  ---------  ---------

Net Investment Income              11,960     10,660     35,462     18,525
                                ---------  ---------  ---------  ---------

Net realized gain (loss) on
 investments                           16    (18,610)     1,661    (18,621)
Net change in unrealized
 appreciation/depreciation on
 investments                       (5,452)     4,264    (16,601)     4,960
                                ---------  ---------  ---------  ---------

Net Increase (Decrease) in Net
 Assets Resulting from
 Operations                     $   6,524  $  (3,686) $  20,522  $   4,864
                                =========  =========  =========  =========

Net increase (decrease) in net
 assets resulting from
 operations per share:          $    0.22  $   (0.16) $    0.69  $    0.23
                                =========  =========  =========  =========
Dividends declared per share:   $    0.40  $    0.39  $    0.80  $    0.78
                                =========  =========  =========  =========

                PROSPECT CAPITAL CORPORATION AND SUBSIDIARY
                 ROLLFORWARD OF NET ASSET VALUE PER SHARE
      For The Three and Six Months Ended December 31, 2008 and 2007
                            (in actual dollars)
                                (Unaudited)

                                 For The Three         For The Six
                                 Months Ended          Months Ended
                              --------------------- ---------------------
                              December   December   December   December
                              31, 2008   31, 2007   31, 2008   31, 2007
                              ---------- ---------- ---------- ----------

Net asset value at beginning
 of period                    $    14.63 $    15.08 $    14.55 $    15.04
Costs related to the
 secondary public offering            --      (0.02)        --      (0.02)
Net investment income               0.40       0.46       1.20       0.86
Net realized gain (loss)              --      (0.80)      0.06      (0.86)
Net unrealized appreciation
 (depreciation)                    (0.18)      0.18      (0.56)      0.23
Share issued for dividend
 reinvestments                     (0.01)        --      (0.01)        --
Net increase in net assets as
 a result of public offering          --       0.07         --       0.11
Dividends declared                 (0.40)     (0.39)     (0.80)     (0.78)
Difference due to rounding         (0.01)        --      (0.01)        --
                              ---------- ---------- ---------- ----------
Net asset value at end of
 period                       $    14.43 $    14.58 $    14.43 $    14.58
                              ========== ========== ========== ==========

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS)

Please note that the following supplemental financial information represents a reconciliation of a GAAP measure (Net investment income) to a non-GAAP measure (Adjusted net investment income).

                                                               Three months
                                                                  ended
                                                               December 31,
                                                                   2008
                                                               ------------
Total investment income                                        $     22,213
Total operating expenses                                             10,253
Net investment income                                                11,960
Add back non-recurring items                                            426
Adjusted net investment income                                 $     12,386
Net investment income per common share                         $       0.40
Adjusted net investment income per common share                $       0.42

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

We have elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to us could have an adverse effect on us and our shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702